                                                                    EXHIBIT 3.37
                               R E G U L A T I O N S

                                       of

                                TRW OVERSEAS INC.

                (formerly TRW Automotive-Electronics Asia, Inc.)

                                   ARTICLE I.

                             SHAREHOLDERS' MEETINGS

                  SECTION 1. Annual Meeting.

                  The annual meeting of shareholders shall be held at 4:00
o'clock P.M. on the last Tuesday in April in each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday. Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting.

                  SECTION 2. Special Meetings.

                  Special meetings of shareholders may be called by the Chairman of the Board or the President or a Vice President, or by the Directors by action at a meeting, or by a majority of the Directors acting without a meeting, or by the person or persons who hold not less than thirty-five percent of all shares outstanding and entitled to be voted on any proposal to be submitted at said meeting.

                  SECTION 3. Place of Meetings.

                  Any meeting of shareholders may be held either at the
principal office of the Corporation or at such other place within or without the
State of Ohio as may be designated in the notice of said meeting.

                  SECTION 4. Notice of Meetings.

                  Not more than sixty days nor less than seven days before the date fixed for a meeting of shareholders, whether annual or special, written notice of the time, place and purposes of such meeting shall be given by or at the direction of the President, a Vice President, the Secretary or an Assistant
Secretary (or in the case of their refusal, by the person or persons entitled to call the meeting under the provisions of these Regulations). Such notice shall be given either by personal delivery or by mail to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear upon the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

                                                                               2

                  SECTION 5. Shareholders Entitled to Notice and to Vote.

                  The record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be, unless the
Directors shall fix a different record date, the close of business on the fortieth day prior to the date of the meeting or if that shall be a Saturday,
Sunday or a legal holiday, the close of business on the last business day preceding such fortieth day, and only shareholders of record at such record date or at such different record date, as the case may be, shall be entitled to notice of and to vote at such meeting. The record date shall continue to be the record date for all adjournments of such meeting, unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all shareholders entitled to notice in accordance with the new record date so fixed.

                  SECTION 6. Quorum.

                  To constitute a quorum at any meeting of shareholders, there shall be present in person or by proxy shareholders of record entitled to exercise not less than thirty-five percent of the voting power of the
Corporation in respect of any one of the purposes stated in the notice of the meeting.

                  SECTION 7. Voting.

                  In all cases, except where otherwise by statute or the
Articles or the Regulations provided, a majority of the votes cast shall control.

                                   ARTICLE II.

                                   DIRECTORS

                  SECTION 1. Election, Number and Term of Office.

                  Directors shall be elected at the annual meeting of
shareholders, or, if not so elected, at a special meeting of shareholders called for that purpose. At any meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

                  The number of Directors, which shall not be less than three, may be fixed or changed by the shareholders entitled to exercise a majority of the voting power of the shares represented at a meeting called to elect
Directors and entitled to vote at such election. In case the shareholders at any meeting for the election of Directors shall fail to fix the number of Directors to be elected, the number elected shall be deemed to be the number of Directors so fixed.

                  All Directors, except in the case of earlier resignation,
removal or death, shall hold office until their successors are elected.

                                                                               3

                  SECTION 2. Meetings.

                  Regular meetings of the Directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Directors, and such meetings may be held without further notice.

                  Special meetings of the Directors may be called by the
Chairman of the Board or by the President or by a Vice President or by the
Secretary of the Corporation, or by not less than one-third of the Directors.
Notice of the time and place of a special meeting shall be served upon or telephoned to each Director at least twenty-four hours, or mailed, telegraphed or cabled to each Director at least forty-eight hours, prior to the time of the meeting.

                  SECTION 3. Quorum.

                  A majority of the number of Directors then in office (but in no event more than five) shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend.

                  SECTION 4. Committees.

                  The Directors may from time to time create a committee or
committees of Directors to act in the intervals between meetings of the
Directors and may delegate to such committee or committees any of the authority of the Directors other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than three
Directors. The Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

                  In particular, the Directors may create and define the
authority and duties of an Executive Committee. Except as above provided and except to the extent that its authority is limited by the Directors, the
Executive Committee during the intervals between meetings of the Directors shall possess and may exercise subject to the control and direction of the Directors all of the authority of the Directors in the management and control of the business of the Corporation, regardless of whether such authority is specifically conferred by these Regulations. All action taken by the Executive
Committee shall be reported to the Directors at their first meeting thereafter.

                  Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members at a meeting shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.

                                                                               4

                                  ARTICLE III.

                                    OFFICERS

                  SECTION 1. Officers.

                  The Corporation may have a Chairman of the Board and shall have a President (both of whom shall be DIRECTORS), a Secretary and a Treasurer.
The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Directors may deem necessary. All officers and assistant officers shall be elected by the Directors.

                  SECTION 2. Authority and Duties of Officers.

                  The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Directors, regardless of whether such authority and duties are customarily incident to such office.

                                   ARTICLE IV.

                                 INDEMNIFICATION

                  (a) The Corporation shall indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the
Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the
Corporation or, with respect to any criminal action, suit or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

                  (b) The Corporation shall indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or

                                                                               5

settlement of such action, suit or proceeding. The Corporation shall also indemnify any such person against amounts paid in settlement of such action, suit or proceeding up to the amount that would reasonably have been expended in his defense (determined in the manner provided for in subsection (d) if such action, suit or proceeding had been prosecuted to a conclusion. However, indemnification under this subsection shall be made only if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court or body in or before which such action, suit or proceeding was finally determined, or any court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or other amounts paid as such court shall deem proper.

                  (c) Without limiting the right of any director, officer or employee of the Corporation to indemnification under any other subsection hereof, if such person has been substantially and finally successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Except in a situation governed by subsection (c), any
indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made
(1) by the Board of Directors by a majority vote of a quorum consisting of directors who are or were not parties to or threatened with such action, suit or proceeding or any other action, suit or proceeding arising from the same or similar operative facts, or (2) if such a quorum is not obtainable, or even if obtainable, if a majority of such quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) if there be no disinterested directors, or if a majority of the disinterested directors, whether or not a quorum, so directs, by vote in person or by proxy of the holders of a majority of the shares entitled to vote in the election of directors, without reference to default or contingency which would permit the holders of one or more classes of shares to vote for the election of one or more directors.

                  (e) Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative or investigative action, suit, or proceeding (including all appeals) or threat thereof, may be paid by the
Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such expenses unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

                  (f) The indemnification provided by this Article shall not be deemed exclusive of or in any way to limit any other rights to which any person indemnified may be or may become entitled as a matter of law, by the articles, regulations, agreements, insurance, vote

                                                                               6

of shareholders or otherwise, with respect to action in his official capacity and with respect to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (g) Subsections (a) through (f) of this Article shall also apply to such other agents of the Corporation as are designated for such purpose at any time by the Board of Directors.

                  (h) If any part of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

                                   ARTICLE V.

                                  MISCELLANEOUS

                  SECTION 1. Transfer and Registration of Certificates.

                  The Directors shall have authority to make such rules and
regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

                  SECTION 2. Substituted Certificates.

                  Any person claiming a certificate for shares to have been
lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors or to the
Executive Committee or to the President or a Vice President and the Secretary or
the Treasurer, and, if required by the Directors or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                  SECTION 3. Voting upon Shares Held by the Corporation.

                  Unless otherwise ordered by the Directors, the Chairman of the
Board, or the President, or any Vice President and the Treasurer or the
Secretary or any Assistant Secretary or any Assistant Treasurer, in person or by proxy or proxies appointed by him, or them, as the case may be, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

                  SECTION 4. Corporate Seal.

                  The seal of the Corporation shall be circular in form with the name of the Corporation and the words "Cleveland, Ohio" stamped around the margin and the word "Seal" stamped across the center.

                                                                               7

                  SECTION 5. Articles to Govern.

                  In case any provision of these Regulations shall be
inconsistent with the Articles, the Articles shall govern.